AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1999
                                                    REGISTRATION NO. 333 - 67897

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                BB&T CORPORATION
             (Exact name of registrant as specified in its charter)
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        NORTH CAROLINA                           6060                             56-0939987
 (State or other jurisdiction        (Primary Standard Industrial              (I.R.S. Employer
of incorporation or organization)     Classification Code Number)           Identification Number)
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                             200 WEST SECOND STREET
                       WINSTON-SALEM, NORTH CAROLINA 27101
                                 (336) 733-2000
               (Address, including Zip Code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                             JERONE C. HERRING, ESQ.
                        200 WEST SECOND STREET, 3RD FLOOR
                       WINSTON-SALEM, NORTH CAROLINA 27101
                                 (336) 733-2180
                (Name, address, including Zip Code, and telephone
                    number, including area code, of agent for
                                    service)

                  THE COMMISSION IS REQUESTED TO SEND COPIES OF
                             ALL COMMUNICATIONS TO:

           PETER A. ZORN                              R.  GORDON SMITH
WOMBLE CARLYLE SANDRIDGE & RICE, PLLC        MCGUIRE, WOODS, BATTLE & BOOTHE LLP
        200 WEST SECOND STREET                       901 EAST CARY STREET
 WINSTON-SALEM, NORTH CAROLINA 27102             RICHMOND, VIRGINIA 23219-4030

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        Pursuant to Registration Statement No. 333-67897 on Form S-4, BB&T
Corporation, a North Carolina corporation (the "Company"), registered 3,804,097 shares of its common stock, par value $5.00 per share (the "Common Stock"), issuable pursuant to an Amended and Restated Agreement and Plan of Reorganization dated as of September 16, 1998 and a related Amended and Restated Plan of Merger between the Company and Scott & Stringfellow Financial, Inc., a former Virginia corporation ("S&S"), that provided for the merger of S&S with and into the Company (the "Merger"). The Company hereby removes from registration 233,000 shares of Common Stock that remain unissued after the Merger.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on April 30, 1999.

                                  BB&T CORPORATION

                                  By:    /s/ Jerone C. Herring
                                  ----------------------------------------------
                                  Name:  Jerone C. Herring
                                  Title: Executive Vice President and Secretary


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4
has been signed by the following persons in the capacities indicated on April
30, 1999.
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        /s/ John A. Allison IV*                     /s/ Scott E. Reed*
--------------------------------------       --------------------------------------
Name:   John A. Allison IV                   Name:  Scott E. Reed
Title:  Chairman of the Board and            Title: Senior Executive Vice President
        Chief Executive Officer                     and Chief Financial Officer
        (principal executive officer)               (principal financial officer)


        /s/ Sherry A. Kellett*                      /s/ Paul B. Barringer*
--------------------------------------       --------------------------------------
Name:   Sherry A. Kellett                    Name:  Paul B. Barringer
Title:  Executive Vice President             Title: Director
        and Controller
        (principal accounting officer)


        /s/ Alfred E. Cleveland*                    /s/ W. R. Cuthbertson, Jr.*
--------------------------------------       --------------------------------------
Name:   Alfred E. Cleveland                  Name:  W. R. Cuthbertson, Jr.
Title:  Director                             Title: Director


        /s/ Ronald E. Deal*                         /s/ A. J. Dooley, Sr.*
--------------------------------------       --------------------------------------
Name:   Ronald E. Deal                       Name:  A. J. Dooley, Sr.
Title:  Director                             Title: Director


                                                    /s/ Paul S. Goldsmith*
--------------------------------------       --------------------------------------
Name:   Tom D. Efird                         Name:  Paul S. Goldsmith
Title:  Director                             Title: Director



        /s/ L. Vincent Hackley*
--------------------------------------
Name:   L. Vincent Hackley
Title:  Director


        /s/ Jane P. Helm*                           /s/ Richard Janeway, M.D.*
--------------------------------------       --------------------------------------
Name:   Jane P. Helm                         Name:  Richard Janeway, M.D.
Title:  Director                             Title: Director
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
        /s/ J. Ernest Lathem, M.D.*                 /s/ James H. Maynard*
--------------------------------------       --------------------------------------
Name:   J. Ernest Lathem, M.D.               Name:  James H. Maynard
Title:  Director                             Title: Director



        /s/ Joseph A. McAleer, Jr.*                 /s/ Albert O. McCauley*
--------------------------------------       --------------------------------------
Name:   Joseph A. McAleer, Jr.               Name:  Albert O. McCauley
Title:  Director                             Title: Director



        /s/ Richard L. Player, Jr.*                 /s/ C. Edward Pleasants, Jr.*
--------------------------------------       --------------------------------------
Name:   Richard L. Player, Jr.               Name:  C. Edward Pleasants, Jr.
Title:  Director                             Title: Director



        /s/ Nido R. Qubein*                         /s/ E. Rhone Sasser*
--------------------------------------       --------------------------------------
Name:   Nido R. Qubein                       Name:  E. Rhone Sasser
Title:  Director                             Title: Director



        /s/ Jack E. Shaw*                           /s/ Harold B. Wells*
--------------------------------------       --------------------------------------
Name:   Jack E. Shaw                         Name:  Harold B. Wells
Title:  Director                             Title: Director



*By:    /s/ Jerone C. Herring
--------------------------------------
        Jerone C. Herring
        Attorney-in-Fact

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